SERVICES AGREEMENT

THIS SERVICES AGREEMENT (“Agreement”) is effective as of the 12th day of February, 2015 (“Effective Date”), and is entered into by and between Loyl.Me, LLC, a Colorado limited liability company (“Loyl.Me”), with principal offices located at 7687 Grizzly Ct., Littleton, CO 80125, and CannaSys, Inc., a Colorado corporation (“CannaSys”), with principal offices located at 1720 South Bellaire Street, Suite 325, Denver, CO 80222.  Loyl.Me and CannaSys are also referred to singularly or collectively as a “Party” or the “Parties.”

RECITALS

A.	The Parties are the parties to that certain License Agreement dated February 9, 2015 (“License”).

B.	The Parties want to provide for CannaSys’s option to purchase Technology (as defined in the License) updates (“Updates”).

Considering the foregoing and for good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree:

NOW, THEREFORE, upon these premises, and for and in consideration of the mutual covenants and conditions in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Recitals Incorporated. The recitals set forth above are incorporated in this Agreement as though they were fully set forth herein.

2.	Representations and Warranties. Each Party represents and warrants:

a)
It is duly organized, validly existing, and in good standing under the laws of its state of organization and qualified to do business in all jurisdictions in which the nature of its business, the exercise of its rights, and the performance of its obligations under this Agreement make such qualification necessary and where failure to so qualify would have a material adverse effect on its ability to perform its obligations under this Agreement;

b)
Its execution of this Agreement is authorized, and it has taken all corporate action necessary for the authorization, execution, and delivery of this Agreement and all action required to make this Agreement a legal, valid, and binding obligation of such Party, enforceable in accordance with its terms; and

c)
Additionally, Loyl.Me represents that the representations and warranties it has made in Sections 7(d) – 7(r) of the License are true and correct as of the Effective Date of this Agreement and are incorporated herein by this reference and will be true and correct on each date that Additional Compensation (if due) is to be paid as provided for in Exhibits A and A-1 of this Services Agreement, unless Loyl.Me informs CannaSys otherwise prior to the date of any such payment.

3.	Term. This Agreement is effective on the Effective Date and terminates on the earlier of the termination of the License or 24 months after the Effective Date (the “Term”).

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Services Agreement
Loyl.Me and CannaSys

4.	Updates. Loyl.Me will provide CannaSys Updates as described in and on the terms set forth in the attached Exhibits A and A-1.

5.
Default and Remedies.  A Party will be in default if it breaches any of its obligations under this Agreement and fails to cure such breach within 30 days after it receives notice of such breach from the other Party.  In the case of a Party’s default, the other Party’s remedies will be limited to an action for specific performance, only.

6.	Miscellaneous.

a)	Amendment. No part of this Agreement may be amended or modified in any way except in a writing executed by authorized representatives of both Parties.

b)
Assignment.  CannaSys may not assign all or any part of its obligations or rights under this Agreement.  Notwithstanding this restriction, CannaSys may assign this Agreement if and when it is authorized to assign the License.

c)	Binding Effect. This Agreement will bind the Parties and their assigns and successors.

d)
Captions, Construction.  All numbering, titles, and similar items are provided for reference and convenience only and will not affect the meaning of this Agreement.  The terms of this Agreement will be construed simply according to their fair meaning and not strictly for or against a Party.

e)	Compliance. The Parties will at all times comply with all applicable local, state, and federal laws, ordinances, rules, regulations, and statutes.

f)
Confidentiality.  Each Party will hold, and will use reasonable, industry-standard effort (but not less than the effort it uses to protect its own confidential, proprietary, and trade secret information) to cause its personnel and representatives to hold, in strict confidence, the fact of this Agreement and any information disclosed in connection with this Agreement (“Confidential Information”); provided, however, this Section will not apply to the disclosure of Confidential Information: (i) to the extent required by law (provided that if a disclosure is required by law, the disclosing Party will give the non-disclosing Party immediate written notice of such requirement, permitting the non-disclosing Party to seek a protective order); (ii) in an action brought by a Party in pursuit of its rights or in the exercise of its remedies under this Agreement; and (iii) to the extent that such documents or information can be shown through documentary evidence to have come within the public domain through no action or omission of the disclosing Party or its personnel or representatives.  For the avoidance of doubt, the fact of a disclosure authorized by this subsection will not authorize any use of the Confidential Information by the other Party.  The confidentiality obligation set forth in this subsection will survive for three years after termination of this Agreement; however, the confidentiality obligation set forth in this subsection will survive indefinitely with respect to any Updates.

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Services Agreement
Loyl.Me and CannaSys

g)
Counterparts.  The Parties may deliver this Agreement by fax or email and may execute it in counterparts, each of which will be an original and all of which will constitute the same instrument.  Electronically-stored copies or photocopies of original, executed copies of this Agreement will be deemed originals.

h)
Damages Limitation.  Except as may be expressly provided in this Agreement, neither Party will be entitled to recover from the other any consequential damages, exemplary damages, lost profits, or punitive damages.

i)
Dispute Resolution.  The Parties will attempt amicable resolution of any disputes between them and related to this Agreement.  If amicable resolution fails (as determined by either Party in its discretion), then the Parties will submit the dispute to binding JAMS arbitration before a single arbitrator in Denver, Colorado.  The prevailing Party will be entitled to its reasonable attorney fees and other costs incurred, in addition to any other relief to which it is entitled, and/or a decree for specific performance and such other relief as may be appropriate (including money damages).  The Parties further acknowledge and agree the arbitrator may award injunctive relief (in addition to damages) and that any such award(s) will be specifically enforceable.  Further, if the arbitrator is unable to grant injunctive relief, then the Parties consent to the exclusive jurisdiction and venue of the courts in Denver, Colorado, for the purpose of an action for injunctive relief.

j)
Entire Agreement.  This Agreement, which includes any attached addenda, exhibits, and/or schedules, is the entire agreement between the Parties relating to its subject matter; it supersedes all contemporaneous or prior agreements, discussions, or understandings between the Parties, written and oral regarding its subject matter.

k)
Further Assurances.  From time to time, including after termination of this Agreement, for no additional consideration, the Parties will execute and deliver further documents and instruments, take other action, and provide information as the other may reasonably request in order to discharge and perform their obligations under this Agreement.

l)
Indemnity.  The Parties will defend, indemnify, and hold harmless each other from and against any and all actual or alleged cause of action, claim, damage, expense, fine, lien, liability, loss, penalty, suit, and tax (including attorneys’ fees) arising in any way as a result of that Party’s operations, performance of its obligations hereunder, and representations and warranties made under this Agreement (“Claims”).  The Parties will immediately notify each other of any Claims of which they become aware.  Despite the above, a Party will have no obligation to indemnify the other Party for Claims to the extent caused by that other Party’s negligence, gross negligence, or willful misconduct.

m)	Law. Colorado law governs this Agreement, except with respect to its conflicts rules.

n)
No Breach.  The Parties’ execution and delivery of this Agreement and the exercise of their rights and performance of their obligations under this Agreement will not conflict with, or result in a breach, default, or violation of, any agreement, arrangement, contract, decree, injunction, instrument, judgment, laws, or order to which either Party is bound or subject or require any consent under any such agreement, arrangement, contract, decree, injunction, instrument, judgment, laws, or order.

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Services Agreement
Loyl.Me and CannaSys

o)
No Other Covenants, Representations, or Warranties.  The Parties make no covenants, representations, or warranties except as expressly set forth in this Agreement.  Each Party disclaims any other covenants, representations, or warranties by the other Party.

p)
No Third-Party Beneficiaries.  Except as may be expressly set forth in this Agreement, this Agreement is intended solely for the benefit of the Parties, and nothing in it will be construed to create any duty to, any liability to, or any benefit for any person not a party to it.

q)
Notices.  Except as otherwise expressly provided for in this Agreement, any notices to be sent under this Agreement will be sent by certified mail to the pertinent Party at the address set forth in the signature boxes below.  Either Party may change its notice information by giving the other Party notice of the change.

r)
Publicity.  The Parties agree to keep Agreement and the proposed transactions and agreements (including drafts of agreements) strictly secret and confidential until a time as they mutually agree that a public announcement shall be made, provided that if, in the opinion of counsel for either Party, public disclosure is required under the federal securities laws, then the consent of the other Party shall not be required.  In all events, the Parties shall consult with each other and use all reasonable efforts to agree on the content and manner of any disclosure permitted or required under this section, and further the economic terms of this Agreement and the Technology will not be disclosed.  The provisions of this section shall terminate upon termination of this Agreement.

s)	Relationship of the Parties. This Agreement does not constitute either Party as the agent, employee, legal representative, joint venturer, or partner of the other Party.

t)
Severability.  If any term of this Agreement is finally held to be illegal, invalid, or void, all other parts will remain in effect; provided, however, the Parties will enter negotiations concerning such term for the purpose of achieving conformity with the requirements of any applicable law and the intent of the Parties.

u)
Survival.  The provisions of this Agreement that by their nature are intended to survive termination (e.g., confidentiality, further assurances, indemnity, non-circumvention, termination) will survive termination of this Agreement.

v)
Waiver.  Any failure of a Party to enforce any terms of this Agreement or to require compliance with any of its terms at any time will in no way affect the validity of this Agreement, or any part of this Agreement, and will not be deemed a waiver of the right of such Party to later enforce such terms.

[Signature pages follow]

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Services Agreement
Loyl.Me and CannaSys

Loyl.Me, LLC	CannaSys, Inc.

/s/Dion Gonzales	/s/ Brandon C. Jennewine
Its: Authorized representative	Its: Authorized representative

Dated: February 12, 2015	Dated: February 12, 2015

7687 Grizzly Ct.	1720 South Bellaire Street, Suite 325
Littleton, CO 80125	Denver, CO 80222

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Services Agreement
Loyl.Me and CannaSys

SERVICES AGREEMENT

EXHIBIT A

Updates: For the Term, Loyl.Me will give CannaSys notice (email to suffice) of any Update.  Loyl.Me will give these notices on or about the earlier of its first commercial sale or commercial use of such Update.  With each such notice, Loyl.Me will provide CannaSys with a description of the Update and a price (such price to be determined in Loyl.Me’s discretion) for CannaSys’s addition of the Update to the License.  If CannaSys is interested in adding the Update, then CannaSys and Loyl.Me will, by separate agreement to be negotiated in good faith, arrange for CannaSys’s evaluation of the Update within Loyl.Me’s systems.  If CannaSys pays the price for the Update, then the Parties will amend the License to incorporate the Update in to the definition of Technology and to add Exhibit A-1 of this Agreement in to the License as an additional element of compensation for which the remedy for payment default will be as prescribed in the License for a default for failure to pay a Royalty.

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Services Agreement
Loyl.Me and CannaSys

SERVICES AGREEMENT

EXHIBIT A-1

Additional Compensation
Date due	Amount
January 10 of each calendar year (in perpetuity)

Three thousand (3000) shares of restricted common stock (being that same stock that is paid as “Stock Compensation” under the License) for every $5000.00 in monthly CannaSys revenue increase from sales in which the sale is attributed to Loyl.Me, directly or indirectly between the immediately-preceding months of October, November, and December

April 10 of each calendar year (in perpetuity)

Three thousand (3000) shares of restricted common stock (being that same stock that is paid as “Stock Compensation” under the License) for every $5000.00 in monthly CannaSys revenue increase from sales in which the sale is attributed to Loyl.Me, directly or indirectly between the immediately-preceding months of January, February, and March

July 10 of each calendar year (in perpetuity)

Three thousand (3000) shares of restricted common stock (being that same stock that is paid as “Stock Compensation” under the License) for every $5000.00 in monthly CannaSys revenue increase from sales in which the sale is attributed to Loyl.Me, directly or indirectly between the immediately-preceding months of April, May, and June

October 10 of each calendar year (in perpetuity)

Three thousand (3000) shares of restricted common stock (being that same stock that is paid as “Stock Compensation” under the License) for every $5000.00 in monthly CannaSys revenue increase from sales in which the sale is attributed to Loyl.Me, directly or indirectly between the immediately-preceding months of July, August, and September

Stock Compensation Adjustment.  If during the Term (of the License), CannaSys (Licensee) is not able to issue the Additional Compensation as specified in this Exhibit within 10 business days after the required due date as set forth in the table above, then upon expiration of the 10-day period, CannaSys will make a cash payment to Loyl.Me (Licensor) in an amount equal to 10% of CannaSys’s revenue received from CannaSys’s use and/or sublicensing of the Technology for the period in question or $25,000.00, whichever amount is greater.

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Services Agreement
Loyl.Me and CannaSys

Assignment Payment.  If in the case of an assignment of all or substantially all of CannaSys’s (Licensees’) assets CannaSys wants to assign the License (and if all other requirements for assignment have been satisfied), then CannaSys will pay Loyl.Me (Licensee), simultaneously with the closing of such assignment, an amount equal to the greater of (i) $100,000.00 (which amount will increase each January 1 after the Effective by 3%) or (ii) the sum of the dollar-values of each Additional Compensation issuance as of the date of each such issuance (“Assignment Payment”). If, at the time of the assignment described in this subsection, there have been more than 10 Additional Compensation issuances, then only the 10 Additional Compensation issuances with the highest dollar-values as of the date of such issuances will be considered for the purposes of calculating subpart (ii) of this subsection.  The payment described in this subsection is a condition to an assignment of the License.  Upon payment of the amount prescribed by this subsection, the Additional Compensation requirement of the License will terminate.

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Services Agreement
Loyl.Me and CannaSys